Exhibit 5.1

LOS ANGELES
213-892-4000
FAX: 213-629-5063

WASHINGTON, D.C.
202-835-7500
FAX: 202-835-7586

LONDON
44-20-7615-3000
FAX: 44-20-7615-3100

FRANKFURT
49-(0)69-71914-3400
FAX: 49-(0)69-71914-3500

MUNICH
49-89-25559-3600
FAX: 49-89-25559-3700

MILBANK, TWEED, HADLEY & McCLOY LLP 1 CHASE MANHATTAN PLAZA NEW YORK, NY 10005-1413 Telephone: 212-530-5000 Fax: 212-530-5219	BEIJING 8610-5969-2700 FAX: 8610-5969-2707 HONG KONG 852-2971-4888 FAX: 852-2840-0792 SINGAPORE 65-6428-2400 FAX: 65-6428-2500 TOKYO 813-5410-2801 FAX: 813-5410-2891 SÃO PAULO 55-11-2787-6282 FAX: 55-11-2787-6469

November 2, 2016

Era Group Inc.
818 Town & Country Blvd., Suite 200
Houston, TX 77024

Re:	Registration Statement on Form S-8 relating to the issuance of Common Stock under the Era Group Inc. 2013 Employee Stock Purchase Plan

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the "Registration Statement") which Era Group Inc., a Delaware corporation (the "Company"), proposes to file with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, an additional 400,000 shares of common stock of the Company, par value $0.01 per share (the "Shares"), issued, or issuable under and pursuant to the Era Group Inc. 2013 Employee Stock Purchase Plan (the "Plan").

We have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company and other documents as we have deemed it necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to various questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon certifications by officers of the Company and other appropriate persons and statements contained in the Registration Statement.

Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the issuance of the Shares pursuant to the Plan has been duly authorized and, when issued and delivered upon receipt by the Company of consideration constituting lawful consideration under Delaware law in accordance with the relevant Plan, the Shares will have been legally and validly issued, fully paid and non‑assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Milbank, Tweed, Hadley & McCloy LLP